Exhibit 99.B.4.19

ReliaStar Life Insurance Company
A Stock Company
Home Office: 20 Washington Avenue South Minneapolis, Minnesota 55401	ING Service Center: P.O. Box 5050 Minot, North Dakota 58702-5050

Internal Revenue Code Section 457 Endorsement (Individual)
This Endorsement is part of your contract. The provisions of this Endorsement supersede any conflicting provisions in your contract or in any prior endorsements.
"We, us, our" are ReliaStar Life Insurance Company at its Home Office in Minneapolis, Minnesota and its administrative office in Minot, North Dakota.
"You, your" are the Owner(s) of the contract according to our records.

The following paragraph is added to the contract cover page:
This contract funds a qualified plan (Plan) established under Section 457 of the Internal Revenue Code
(Code). For Plans maintained by tax exempt organizations, all rights and benefits under the contract remain the property of the Owner shown on the Contract Data Page.
Plans maintained by state or local governments, however, must be maintained for the exclusive benefit of the
Plan participants in accordance with Section 457(g) of the Code.
We will make Fixed and/or Variable Annuity Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.

The following paragraph is added before the Definitions in Section 1:
Plan Information
This contract funds a Plan established by the Owner under Code Section 457.
Any terms or provisions not defined or explained in this contract which govern the interpretation or administration of the Owner's Plan will be as provided in the Plan. We are not a party to the Plan and are not liable to provide benefits under the Plan.

Section 1 - Definitions
The following definitions in Section 1 are amended and/or added to read as follows:
Annuitant. The person whose life determines the annuity payouts payable under the contract at the Start
Date. The Annuitant is the person named in the application who performs or has performed services for the
Owner and who participates under this contract pursuant to the Owner's Plan.
Beneficiary. The person named by the Annuitant to receive benefits upon the Annuitant's death, unless the law requires otherwise.
Purchase Payments. Amounts paid to us to fund the benefits under this contract. These may include single lump sum, rollover and transfer payments paid to us by you on behalf of an Annuitant, less applicable premium taxes, if any, as required by law.
Required Distribution Date. The first day of April of the year following the year in which you reach age 70
1/2 or later if permitted by law or regulation.

Form No. 40082 08-05	1

Section 2 - The Contract

Paragraph A. in Section 2 is amended to add the following paragraphs:
You will be the sole representative to us under this contract. We will deal only with you except as otherwise specified in the contract or agreed to by us, and we will be entitled to rely upon any action taken or omitted by you pursuant to the terms of the contract.

We may rely on your written directives and will not be liable for any failure to question or challenge such directives regarding annuity payouts or the payment of cash distributions.

Section 3 - Purchase Payments

The following paragraph is added at the end of Paragraph A. in Section 3:

Purchase Payments may not exceed the limits imposed under Code Section 457(b) and can be made only to the extent that other requirements imposed under Code Section 457(b) are satisfied.

Where the Contract is issued in connection with a Code Section 457 Plan that satisfies the requirement of
Code Section 457(e)(1)(A) (i.e. a governmental 457 plan):
(a) Rollovers Accepted to the Extent Allowed by the Plan

To the extent allowed by the Plan and as we may allow on a nondiscriminatory basis, this Contract shall accept Purchase Payments that are considered rollover eligible amounts in accordance with Code
Section 402(c)(4) from an eligible retirement plan described in Code Section 402(c)(8)(B). A separate accounting shall be maintained for amounts so contributed including a separate account for the portion of such Purchase Payment that is subject to Code Section 72(t).
(b) Rollover and Transfer Election

An Annuitant may roll over such amount that qualifies as an eligible rollover distribution in accordance with Code Section 402(c)(4) and applicable regulations to an eligible retirement plan as described in
Code Section 402(c)(8)(B). The Owner or Annuitant, as applicable, may also transfer the amount withdrawn to another Code Section 457 plan.

Section 7 - Withdrawals

The following paragraph is added as the final Paragraph of Section 7:
Transfer to Another Plan
You may ask us in writing to pay the withdrawal value to another entity that sponsors a Code Section 457
Plan or another qualified plan as may be permitted by the Code and related regulations.

Section 8 - Annuity Benefits

The guaranteed minimum annuity payout rates will be based on the same interest and mortality tables as contained in your contract, but will be calculated on a unisex basis. The annuity payout Option 1, 2 and 3 tables in your contract are deleted and replaced with the following tables.

Form No. 40082 08-05                                                        2

Option 1: Life Income for One Annuitant

Monthly Payment Amount for Each $1,000* Rates for a Fixed Annuity Payment with 1.5% Guaranteed Interest Rate
Adjusted Age of Annuitant	Option 1(a): payments for life	Option 1(b): payments guaranteed 5 years	Option 1(b): payments guaranteed 10 years	Option 1(b): payments guaranteed 15 years	Option 1(b): payments guaranteed 20 years	Option 1(c): cash refund
55 60 65 66 70 75	$3.61 4.13 4.83 5.00 5.80 7.20	$3.60 4.11 4.79 4.96 5.72 7.00	$3.58 4.06 4.68 4.82 5.46 6.40	$3.52 3.95 4.46 4.57 5.02 5.54	$3.44 3.79 4.15 4.22 4.47 4.68	$3.27 3.63 4.06 4.17 4.62 5.33

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 3.5% Assumed Interest Rate
Adjusted Age of Annuitant	Option 1(a): payments for life	Option 1(b): payments guaranteed 5 years	Option 1(b): payments guaranteed 10 years	Option 1(b): payments guaranteed 15 years	Option 1(b): payments guaranteed 20 years
55 60 65 70 75	$4.72 5.23 5.94 6.92 8.35	$4.71 5.21 5.89 6.81 8.08	$4.67 5.13 5.73 6.49 7.38	$4.60 5.00 5.48 6.00 6.48	$4.50 4.82 5.15 5.43 5.62

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 5% Assumed Interest Rate
Adjusted Age of Annuitant	Option 1(a): payments for life	Option 1(b): payments guaranteed 5 years	Option 1(b): payments guaranteed 10 years	Option 1(b): payments guaranteed 15 years	Option 1(b): payments guaranteed 20 years
55 60 65 70 75	$5.63 6.12 6.82 7.80 9.23	$5.61 6.09 6.75 7.67 8.93	$5.56 6.00 6.57 7.30 8.16	$5.47 5.85 6.30 6.78 7.23	$5.36 5.65 5.95 6.21 6.38

* Net of any applicable Premium Tax deduction

Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40082 08-05                                              3

Option 2: Life Income for Two Annuitants

First Monthly Payment Amount for Each $1,000* Rates for a Fixed Annuity Payment with 1.5% Guaranteed Interest Rate
Adjusted Ages		Option 2(a)	Option 2(b)	Option 2(c)	payments guaranteed 10 years Option 2(d)	Option 2(e)	Option 2(f)
Primary Annuitant	Secondary Annuitant
55 55 65 65 75 75	50 60 60 70 70 80	$2.89 3.20 3.60 4.15 4.92 6.00	$3.23 3.62 4.15 4.86 5.84 7.25	$3.43 3.88 4.48 5.30 6.45 8.09	$2.88 3.19 3.60 4.14 4.86 5.79	$3.21 3.39 4.13 4.46 5.85 6.55	$2.82 3.08 3.39 3.75 4.20 4.50

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 3.5% Assumed Interest Rate
Adjusted Ages		Option 2(a)	Option 2(b)	Option 2(c)	payments guaranteed 10 years Option 2(d)	Option 2(e)
Primary Annuitant	Secondary Annuitant
55 55 65 65 75 75	50 60 60 70 70 80	$3.97 4.27 4.66 5.19 5.95 7.04	$4.35 4.73 5.25 5.97 6.96 8.39	$4.56 5.00 5.61 6.44 7.61 9.29	$3.97 4.26 4.65 5.17 5.87 6.79	$4.31 4.48 5.22 5.54 6.95 7.64

First Monthly Payment Amount for Each $1,000* Rates for a Variable Annuity Payment with 5% Assumed Interest Rate
Adjusted Ages		Option 2(a)	Option 2(b)	Option 2(c)	payments guaranteed 10 years Option 2(d)	Option 2(e)
Primary Annuitant	Secondary Annuitant
55 55 65 65 75 75	50 60 60 70 70 80	$4.88 5.15 5.52 6.04 6.77 7.86	$5.26 5.63 6.14 6.84 7.84 9.28	$5.48 5.91 6.51 7.34 8.51 10.20	$4.88 5.14 5.51 6.00 6.68 7.57	$5.23 5.38 6.10 6.41 7.81 8.49

* Net of any applicable Premium Tax deduction
Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
Rates for ages and guarantee periods not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

Form No. 40082 08-05                                                4

Option 3: Payments for a Stated Period

Monthly Amount for Each $1,000* Rates for a Fixed Annuity with a 1.5% Guaranteed Interest Rate
Years 5 10 15	Payment $17.28 8.96 6.20	Years 20 25 30	Payment $4.81 3.99 3.44

First Monthly Amount for Each $1,000* Rates for a Variable Annuity with a 3.5% Assumed Interest Rate (AIR)
Years 5 10 15	Payment $18.12 9.83 7.10	Years 20 25 30	Payment $5.75 4.96 4.45

First Monthly Amount for Each $1,000* Rates for a Variable Annuity with a 5% Assumed Interest Rate (AIR)
Years 5 10 15	Payment $18.74 10.51 7.82	Years 20 25 30	Payment $6.51 5.76 5.28

* Net of any applicable Premium Tax deduction
Annual, semi-annual and quarterly installments may be selected and shall be actuarially equivalent.

Form No. 40082 08-05                                           5

Section 9 - General Provisions
Paragraphs A and B in Section 9 are deleted in their entirety.
The following paragraphs are added to Section 9:
Minimum Benefits
This contract is governed by the laws of the state in which it is delivered. We guarantee that all annuity values, withdrawal values and death proceeds will always be as much as required by the laws of that state.
Nontransferable
This contract may not be transferred, sold, assigned, or discounted or pledged either as collateral for a loan or security for the performance of an obligation or for any other purpose, to any person or entity other than us.

Section 10 - Payments at Death
Paragraph A in Section 10 is replaced with the following:
A.	General
When the Annuitant dies before the Start Date, we will pay a Death Benefit at the Beneficiary's election and upon the Owner's approval of the death benefit distribution. The distribution of all or part of the Death Benefit may be deferred to the extent allowed by state or federal law or IRS regulation.
Paragraph C in Section 10 is replaced with the following:
C.	Death Benefit Before the Start Date
The amount of the Death Benefit before the Start Date is defined as follows:
	1.	If the Annuitant dies on or before the first day of the month following his/her 80th birthday, the Death
Benefit is the greater of A, B, or C where:
A is the Contract Value on the Death Benefit Valuation Date;
B is the Adjusted Purchase Payment Total; and
C is the Reset Death Benefit.
	2.	If the Annuitant dies after the first day of the month following his/her 80th birthday, the Death Benefit is the greater of A or B where:
A is the Contract Value on the Death Benefit Valuation Date; and
B is the Adjusted Purchase Payment Total.
Paragraph D in Section 10 is replaced with the following:
D.	Death Benefit Valuation Date
The Death Benefit Valuation Date is the Valuation Date following the date we receive both:
	1.	Proof of death of the Annuitant; and
	2.	Written request for a single sum payment or a payout permitted by Code Section 457(d)(2) and of which we approve.
Paragraph E in Section 10 is replaced with the following:
E.	Payment of Death Benefit
If a single sum payment of the Death Benefit is elected, we will make payment within seven days after the
Death Benefit Valuation Date. If an annuity payout is requested, it may be any annuity payout that could have been selected under Section 8 and which is permitted by Code Sections 401(a)(9), 457(d)(2), and the regulations thereunder.

Form No. 40082 08-05	6

Section 12 - Termination

The last sentence in Paragraph A, Section 12 is amended to read as follows:

This payment may be made to you, or if you request, to another entity sponsoring a Code Section 457 Plan.

Section 13 - Restrictions on Distributions

Section 13 is deleted in its entirety and replaced with the following:

A.	General

This Section restricts how distributions may be made under the contract both before and after the Annuitant's death. It refers to Code Sections 401(a)(9) and 457(d)(2), and the regulations thereunder, including the incidental death benefit provisions of Treasury Regulation Section 1.401(a)(9)-2, all of which are incorporated herein by reference. Generally, distributions must satisfy the minimum required distribution rules of Code
Section 401(a)(9), and if payable other than in a lump sum, must be made in non-increasing amounts except as otherwise permitted under the regulations and paid not less frequently than annually.

B.	Minimum Distribution Requirements

Distribution of the Annuitant's entire interest must commence by the Required Distribution Date. Generally, the first required distribution can be made as late as April 1 of the year following the year you attain age 70
1/2. Subsequent distributions must be made by each December 31.

If the Annuitant's entire interest is to be distributed in other than a single lump sum then distributions must be paid no less frequently than annually over (1) the Annuitant's life; (2) the lives of the Annuitant and the
Beneficiary; (3) over a period certain not exceeding the Annuitant's life expectancy; or (4) over a period certain not exceeding the joint and last survivor life expectancy of the Annuitant and the Beneficiary.

Distributions must be non-increasing or they may increase only as provided under Section 1.401(a)(9)-6 of the regulations. In addition, any distributions must satisfy the incidental benefit requirements specified in
Q&A-2 of Section 1.401(a)(9)-6.

The minimum amount to be distributed each year must comply with Code Section 401(a)(9) and the Treasury regulations thereunder.

To satisfy this distribution requirement, you may elect payments under Section 7, Section 8, or a combination of both. All distributions including distributions made pursuant to an election of a Payout Option shall be made in accordance with the requirements of Code Section 401(a)(9) and 457(d)(2) and applicable regulations thereunder including the minimum distribution incidental benefit rules. For purposes of calculating minimum required distributions, life expectancy will be determined in accordance with Code Section
401(a)(9).

C.	Required Distribution Upon Death

If the Annuitant dies after distributions have begun but before his/her entire interest has been distributed, the amount not distributed during the Annuitant's life will be distributed after death at least as rapidly as under the method of distribution used during the Annuitant's life.

If the Annuitant dies before distributions have begun, the entire amount payable generally will be paid within 5 years after death, or over the life of the designated Beneficiary (or over a period not extending beyond the life expectancy of the designated Beneficiary). Distributions over the life or life expectancy of the designated
Beneficiary must begin no later than the end of the calendar year following the calendar year of death. If the
Beneficiary is the Annuitant's surviving spouse, payments are not required to begin until the end of the calendar year in which the Annuitant would have attained age 70 1/2.

Distributions payable over a period of more than one year can only be made in non-increasing amounts except as otherwise provided under the applicable regulations and paid not less frequently than annually.

Your election for payments at death must meet the distribution requirements of the Code, applicable regulations, and the Plan.

Form No. 40082 08-05	7

D.	Minimum Required Distribution Compliance
All distributions including distributions made pursuant to an election of an Annuity Payout Option shall be made in accordance with the requirements of Code Sections 401(a)(9) and 457(d)(2) and applicable regulations thereunder including the minimum distribution incidental benefit rules.
All other terms and conditions of the contract remain unchanged.
The effective date of this Endorsement is the Issue Date of this contract.

/s/ Paula Cludray-Engelke

Secretary
ReliaStar Life Insurance Company

Form No. 40082 08-05	8